Exhibit 99.1
Chiron Real Estate Inc. Announces Third Quarter 2026 Financial Results
Bethesda, MD – November 4, 2026 – (BUSINESS WIRE) – Chiron Real Estate Inc. (NYSE: XRN) (the “Company” or “Chiron”), today announced financial results for the three months ended September 30, 2026 and other data.
Mark Decker, Jr., Chief Executive Officer and President stated, “We continue to make meaningful progress executing our strategy, including our efforts to monetize the outpatient medical portfolio. We are encouraged by the strength of the market for high-quality medical office assets and the level of investor interest we have seen. At the same time, we continue to expand our seniors housing platform and are building a growing pipeline of attractive investment opportunities that we believe can position Chiron to thoughtfully redeploy capital and drive long-term growth.”

NOTE: All share and per share data have been adjusted for all periods presented to reflect the Company’s one-for-five reverse stock split that was effective September 19, 2025.
Quarterly Financial Highlights
•Reported quarterly net loss attributable to common stockholders of $8.9 million, or $0.67 per share, as compared to net loss of $6.0 million, or $0.45 per share, in the comparable prior year period.
•Reported quarterly funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) of $0.50 per share and unit, as compared to $1.00 per share and unit in the comparable prior year period.
•Reported core funds from operations attributable to common stockholders and noncontrolling interest (“Core FFO”) of $0.75 per share and unit, as compared to $1.12 per share and unit in the comparable prior year period.
Portfolio Update
Seniors Housing Operating Portfolio (“SHOP”)
At September 30, 2026, the Company’s SHOP portfolio comprised two communities totaling 292 homes. In October 2026, the Company completed its previously announced acquisition of The Pinnacle, a 175-home community in North Bethesda, Maryland, increasing the portfolio to three communities totaling 467 homes. Operating updates for each community are as follows:

•The Landing: For the quarter ended September 30, 2026, The Landing averaged 95.1% occupancy – an increase of 1.8% relative to occupancy as of June 30, 2026.
•The Riviera: For the quarter ended September 30, 2026, The Riviera averaged 25.6% occupancy – an increase of 2.3% relative to occupancy as of June 30, 2026. The Riviera opened in March 2026 and management expects stabilization at a yield-on-cost of greater than 7% in the second half of 2028.
•The Pinnacle: As of September 30, 2026, spot occupancy at The Pinnacle was 30.9%, compared with 5.1% as of June 30, 2026. The Pinnacle opened in June 2026 and management expects stabilization at a yield-on-cost of greater than 7% in 2029.

Outpatient Medical Portfolio
As previously announced, the Company is actively pursuing the disposition of its outpatient medical portfolio and has engaged a broker to facilitate the process.

Third quarter same-property cash net operating income (“Same-Property Cash NOI”) growth on the Company’s Outpatient Medical portfolio was +1.6% on a year-over-year basis, in line with management expectations.

At quarter end, the Company’s Outpatient Medical portfolio was comprised of:

•4.6 million leasable square feet,
•$101 million of annualized Cash NOI,
•Weighted average lease term (“WALT”) of 4.6 years,
•Weighted average annual base rent escalations of 2.2%, and
•93.6% leased occupancy rate.
Other Recent Events
Third Quarter Investments and Dispositions
•Daleville Mezzanine Loan: As previously disclosed, the Company completed the initial funding of a $2.2 million mezzanine loan in July 2026.
•Reston Land Parcel: In September 2026, the Company acquired a parcel of land zoned for a seniors housing community located in Reston, Virginia for a purchase price of $15.4 million.

•Vernon Asset Sale: In September 2026, the Company completed the disposition of an administrative asset located in Vernon, Connecticut for gross proceeds of $1.9 million, resulting in a loss on sale of $0.3 million.

Subsequent Investment and Disposition Activity
•The Pinnacle: As previously disclosed, the Company completed the acquisition of The Pinnacle, a newly constructed, 175-home luxury seniors housing community located in North Bethesda, Maryland, in October 2026 for a purchase price of $173.2 million.
White Rock Bankruptcy
In September 2026 the bankruptcy court approved White Rock Medical Center LLC’s (“White Rock”) plan of reorganization, which included affirming our leases. In connection with the lease affirmations, the Company agreed to a cure amount of approximately $2.6 million, payable over time from available cash generated by hospital operations, with any remaining balance due no later than five years following the effective date.

Severance and Transition

General and Administrative expenses of $7.7 million during the third quarter of 2026 included $2.0 million of Severance and Transition Related Expenses associated with the Company’s strategic pivot to Seniors Housing. These expenses consisted of $1.2 million of cash expenditures and $0.8 million of non-cash expenditures, primarily related to the transition of the Company’s Chief Investment Officer.

Balance Sheet and Capital
At September 30, 2026, consolidated debt outstanding, including borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $661.7 million and the Company’s leverage was 41.2% of total gross assets compared to 39.9% as of June 30, 2026. As of September 30, 2026, the Company’s total debt carried a weighted average interest rate of 4.5% and a weighted average remaining term of 3.4 years, with 75% fixed rate debt. The Company has no debt maturities in 2026 or 2027.

Supplemental Information
Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at:
http://www.chironre.com/investor/investor-overview/default.aspx
Conference Call and Webcast Information
The Company will host a live webcast and conference call on Thursday, November 5, 2026, at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at:
http://www.chironre.com/investor/investor-overview/default.aspx
To Participate via Telephone:
Dial in at least five minutes prior to start time and reference Chiron Real Estate Inc.
Dial in numbers: 1-800-717-1738 or 1-646-307-1865
Replay:
An audio replay of the conference call will be posted on the Company’s website.
Non-GAAP Financial Measures
General
Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Funds From Operations attributable to common stockholders and noncontrolling interest (“FFO”), Core FFO (formerly Adjusted Funds From Operations), Funds Available For Distribution attributable to common stockholders and noncontrolling interest (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), Net Operating Income (“NOI”), Cash NOI and Same-Property Cash NOI. A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.
The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.
FFO and Core FFO
FFO and Core FFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and Core FFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, property impairment losses, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.
Core FFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates Core FFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, (g) severance and transition related expense, (h) reverse stock split expense and (i) other items related to unconsolidated partnerships and joint ventures.
Management believes that reporting Core FFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.
FAD
We calculate FAD by subtracting from Core FFO capital expenditures, including tenant improvements, leasing commissions, and building capital. Management believes FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders and unitholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common stockholders and unitholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.
EBITDAre and Adjusted EBITDAre
We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures to reflect EBITDAre on the same basis, as applicable.
We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, severance and transition related expense, reverse stock split expense, transaction expense, adjustments related to our investments in unconsolidated joint ventures, and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.
NOI, Cash NOI and Same-Property Cash NOI
We consider net operating income ("NOI") to be an appropriate supplemental measure to net income because it helps both investors and management understand the core operations of our properties. We define NOI as total net (loss) income, plus depreciation and amortization expenses, general and administrative expenses, transaction expenses, impairments, (gain) loss on sale of investment properties, interest expense, and other non-operating items. Cash NOI and Same-Property Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level cash operating results. The Company defines Cash NOI as NOI excluding non-cash items such as above and below market lease intangibles and straight-line rent. Cash NOI is historical and not necessarily indicative of future results.

Same-Property Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties. Same-Property Cash NOI also excludes lease terminations fees and joint venture and other income in order to remove non-recurring items and joint venture-related income from our NOI.
Forward-Looking Statements
Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with our joint ventures, mezzanine loans, or new tenants or the expansion of current properties), future dividends, interest rates or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, including the expected lease-up, occupancy, revenue and expense performance of our seniors housing operating properties, the expected timing of completion, cost and performance of development projects and land held for development, and projected or stabilized yields on our investments, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.
About Chiron
Chiron is a real estate investment trust (“REIT”) focused on investing in the future of healthcare. At Chiron we strive to deliver value at the intersection of care, capital and real estate. Additional information about Chiron can be obtained on its website at www.chironre.com.
Investor Relations
Email: Investors@chironre.com
Phone: 202-524-6869

Chiron Real Estate Inc.
Condensed Consolidated Balance Sheets
(Unaudited, and in thousands, except par values)

	As of
	September 30, 2026	December 31, 2025
Assets
Investment in real estate:
Land	$199,487	$169,917
Building	1,139,309	1,072,124
Furniture, fixtures and equipment	5,965	—
Site improvements	24,958	25,741
Tenant improvements	70,093	80,397
Acquired lease intangible assets	140,484	144,573
	1,580,296	1,492,752
Less: accumulated depreciation and amortization	(331,769)	(338,096)
Investment in real estate, net	1,248,527	1,154,656
Cash and cash equivalents	13,451	9,084
Restricted cash	2,448	2,805
Real estate loans receivable, net	4,385	—
Tenant and resident receivables, net	7,323	7,225
Due from related parties	169	162
Escrow deposits	9,115	556
Deferred assets	22,206	28,907
Derivative assets	21,386	6,102
Goodwill	5,903	5,903
Investment in unconsolidated joint ventures	33,243	1,781
Other assets	30,800	25,284
Total assets	$1,398,956	$1,242,465

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $8,322 and $10,476 at September 30, 2026 and December 31, 2025, respectively	$660,678	$652,699
Note payable	1,037	1,153
Accounts payable and accrued expenses	21,777	18,289
Dividends payable	8,928	12,484
Security deposits	3,215	3,421
Other liabilities	19,811	19,410
Acquired lease intangible liabilities, net	3,272	4,944
Total liabilities	718,718	712,400
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 6,155 shares and 5,155 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively (liquidation preference of $228,875 and $128,875 at September 30, 2026 and December 31, 2025, respectively)	220,215	124,106
Common stock, $0.001 par value, 100,000 shares authorized; 13,247 and 13,235 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	13	13
Additional paid-in capital	729,949	729,514
Accumulated deficit	(318,925)	(349,965)
Accumulated other comprehensive income	21,386	6,102
Total Chiron Real Estate Inc. stockholders' equity	652,638	509,770
Noncontrolling interest	27,600	20,295
Total equity	680,238	530,065
Total liabilities and equity	$1,398,956	$1,242,465

Chiron Real Estate Inc.
Condensed Consolidated Statements of Operations
(Unaudited, and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Rental revenue	$33,515	$37,036	$108,596	$109,510
Resident fees and services	6,239	—	8,080	—
Other income	581	193	1,470	306
Total revenue	40,335	37,229	118,146	109,816

Expenses
General and administrative	7,704	4,860	18,014	14,505
Operating expenses	14,135	8,224	33,419	24,025
Depreciation expense	11,025	11,213	33,555	32,827
Amortization expense	5,144	3,795	12,717	11,299
Interest expense	8,308	8,175	24,347	23,351
Total expenses	46,316	36,267	122,052	106,007

Income before other (expense) income	(5,981)	962	(3,906)	3,809
(Loss) gain on sale of investment properties	(259)	294	71,622	1,859
Impairment of investment property	—	(6,281)	—	(6,281)
Equity income (loss) from unconsolidated joint ventures	505	(33)	484	(123)

Net (loss) income	$(5,735)	$(5,058)	$68,200	$(736)
Less: Preferred stock dividends	(3,980)	(1,455)	(9,435)	(4,366)
Less: Net loss (income) attributable to noncontrolling interest	852	512	(5,087)	404
Net (loss) income attributable to common stockholders	$(8,863)	$(6,001)	$53,678	$(4,698)

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.67)	$(0.45)	$4.06	$(0.35)

Weighted average shares outstanding – basic and diluted	13,240	13,393	13,237	13,381

Chiron Real Estate Inc.
Reconciliation of Net Income to FFO, Core FFO and FAD
(Unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(5,735)	$(5,058)	$68,200	$(736)
Less: Preferred stock dividends	(3,980)	(1,455)	(9,435)	(4,366)
Depreciation and amortization expense	16,145	14,983	46,198	44,055
Depreciation and amortization expense from unconsolidated joint ventures	591	73	737	195
Loss (gain) on sale of investment properties	259	(294)	(71,622)	(1,859)
Impairment of investment property	—	6,281	—	6,281
FFO attributable to common stockholders and noncontrolling interest	$7,280	$14,530	$34,078	$43,570
Amortization of above (below) market leases, net	100	113	396	505
Straight line deferred rental revenue	(108)	(332)	(190)	(868)
Stock-based compensation expense	1,642	1,207	4,249	3,086
Amortization of debt issuance costs	657	554	2,171	1,672
Severance and transition related expenses(1)	1,993	—	1,993	671
Reverse stock split expense	—	170	—	170
Other adjustments from unconsolidated joint ventures	(704)	—	(721)	51
Core FFO attributable to common stockholders and noncontrolling interest	$10,860	$16,242	$41,976	$48,857

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.67)	$(0.45)	$4.06	$(0.35)
FFO attributable to common stockholders and noncontrolling interest per share and unit	$0.50	$1.00	$2.36	$3.00
Core FFO attributable to common stockholders and noncontrolling interest per share and unit	$0.75	$1.12	$2.90	$3.37

Weighted Average Shares and Units Outstanding – basic and diluted	14,506	14,554	14,467	14,512

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	13,240	13,393	13,237	13,381
Weighted Average OP Units	441	447	443	448
Weighted Average LTIP Units	825	714	787	683
Weighted Average Shares and Units Outstanding – basic and diluted	14,506	14,554	14,467	14,512

Core FFO attributable to common stockholders and noncontrolling interest	$10,860	$16,242	$41,976	$48,857
FAD capital expenditures	(3,728)	(4,420)	(9,820)	(9,669)
FAD attributable to common stockholders and noncontrolling interest	$7,132	$11,822	$32,156	$39,188
_________________________________________________________________________
(1)For the three and nine months ended September 30, 2026, includes $1.2 million of current and future cash payments and $0.8 million in accelerated stock-based compensation expense related to a separation agreement.

Chiron Real Estate Inc.
Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre
(Unaudited, and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(5,735)	$(5,058)	$68,200	$(736)
Interest expense	8,308	8,175	24,347	23,351
Depreciation and amortization expense	16,169	15,008	46,272	44,126
Loss (gain) on sale of investment properties	259	(294)	(71,622)	(1,859)
Impairment of investment property	—	6,281	—	6,281
Proportionate share of unconsolidated joint venture adjustments	880	112	1,103	311
EBITDAre	$19,881	$24,224	$68,300	$71,474
Stock-based compensation expense	1,642	1,207	4,249	3,086
Amortization of above (below) market leases, net	100	113	396	505
Severance and transition related expenses(1)	1,993	—	1,993	671
Reverse stock split expense	—	170	—	170
Proportionate share of unconsolidated joint venture adjustments	(658)	—	(675)	55
Adjusted EBITDAre	$22,958	$25,714	$74,263	$75,961
_________________________________________________________________________
(1)For the three and nine months ended September 30, 2026, includes $1.2 million of current and future cash payments and $0.8 million in accelerated stock-based compensation expense related to a separation agreement.

Chiron Real Estate Inc.
Reconciliation of Net Income to NOI, Cash NOI and Same-Property Cash NOI
(Unaudited, and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(5,735)	$(5,058)	$68,200	$(736)
General and administrative	7,704	4,860	18,014	14,505
Depreciation and amortization expense	16,169	15,008	46,272	44,126
Interest expense	8,308	8,175	24,347	23,351
Loss (gain) on sale of investment properties	259	(294)	(71,622)	(1,859)
Impairment of investment property	—	6,281	—	6,281
Proportionate share of unconsolidated joint venture adjustments	222	113	428	366
NOI	$26,927	$29,085	$85,639	$86,034
Amortization of above (below) market leases, net	100	113	396	505
Straight line deferred rental revenue	(108)	(332)	(190)	(868)
Proportionate share of unconsolidated joint venture adjustments	(30)	(2)	(34)	(10)
Cash NOI	$26,889	$28,864	$85,811	$85,661
Assets not held for all periods	(678)	(4,064)
Lease termination fees	(260)	(117)
Joint ventures and other income	(1,019)	(154)
Same-Property Cash NOI	$24,932	$24,529